Exhibit 99.1

February 4, 2016

Echo Global Logistics Reports Record Fourth Quarter Results; Revenue Up 36% Year over Year

CHICAGO, IL — (Marketwired) — 2/4/2016 — Echo Global Logistics, Inc. (NASDAQ: ECHO), a leading provider of technology-enabled transportation management services, today reported financial results for the quarter and full year ended December 31, 2015.

“Echo delivered record fourth quarter and full year results in terms of top line revenue, net revenue and earnings,” said Doug Waggoner, Chairman and Chief Executive Officer of Echo. “While the freight environment has been relatively soft, I am very pleased with our ability to continue to grow market share and expand net revenue margins, while focusing on servicing our shipper and carrier partners to drive value and enhance the Echo brand in the marketplace.”

Full Year 2015 Highlights

•              Total revenue increased by 29% to $1.51 billion from 2014

•              Net revenue increased by 39% to $290 million (1)

•              Non-GAAP EBITDA grew 37% to $68 million, or 42% to $70 million after excluding $2.3 million of Command integration costs (1)

•              Non-GAAP fully-diluted EPS increased to $1.16 in 2015 (1)

•              Truckload volume increased by 95% from 2014

Fourth Quarter 2015 Highlights

•              Total revenue increased by 36% to $407 million from the fourth quarter of 2014

•              Net revenue increased by 48% to $80 million from the fourth quarter of 2014 (1)

•              Non-GAAP EBITDA grew 48% to $18.6 million, or 54% to $19.4 million after excluding $0.8 million of Command integration costs (1)

•              Non-GAAP fully-diluted EPS increased to $0.28 in the fourth quarter of 2015 (1)

•              Truckload volume increased by 131% from the fourth quarter of 2014

(1) Represents a non-GAAP financial measure.  For a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP financial measure, see the “Reconciliation of Non-GAAP Financial Measures” section of this Press Release.

Summarized financial results and select operating metrics follow:

	Three months ended December 31,			Year ended December 31,
Dollars in millions, except per share data	2015	2014	% change	2015	2014	% change
	(unaudited)			(unaudited)
Revenue:
Transactional	$337.3	$224.5	50.2%	$1,225.3	$871.3	40.6%
Managed Transportation	69.9	75.5	-7.4%	287.0	302.1	-5.0%
Total Revenue	407.2	300.0	35.7%	1,512.3	1,173.4	28.9%

Net revenue (1)	80.1	54.2	47.7%	290.3	208.2	39.4%

Non-GAAP Operating expenses (1)
Commission expense	24.1	14.8	63.2%	86.0	57.7	49.0%
Non-GAAP selling, general and administrative (1)	37.4	26.8	39.1%	136.5	101.0	35.1%
Total Non-GAAP operating expenses (1)	61.5	41.6	47.7%	222.5	158.7	40.1%

Non-GAAP EBITDA (1)	18.6	12.6	47.7%	67.8	49.5	37.1%
Depreciation	3.4	2.7	24.9%	12.4	9.9	24.7%
Non-GAAP Operating income (1)	15.2	9.9	53.9%	55.4	39.6	40.2%

Cash interest expense	1.6	—	—	4.3	—	—
Other expense	—	0.0	-100.0%	0.2	0.3	-34.3%
Non-GAAP Income before taxes (1)	13.6	9.9	37.5%	51.0	39.3	29.7%

Income taxes	5.1	3.9	30.4%	18.5	15.1	22.2%

Non-GAAP Net Income (1)	$8.5	$6.0	42.1%	$32.5	$24.2	34.3%

Non-GAAP Fully Diluted EPS (1)	$0.28	$0.25	11.3%	$1.16	$1.02	12.9%
Diluted shares	30.5	23.9		28.1	23.6

(1) See the “Reconciliation of Non-GAAP Financial Measures” and “Non-GAAP Financial Measures” sections of this Press Release.

Dollars in millions, except per share data	Three months ended December 31,				Year ended December 31,
Reconciliation of Non-GAAP Financial Measures	2015	2014	% change		2015	2014	% change
	(unaudited)				(unaudited)
Total revenue	$407.2	$300.0	35.7%		$1,512.3	$1,173.4	28.9%
Transportation costs	327.1	245.8	33.1%		1,222.0	965.2	26.6%
Net revenue	$80.1	$54.2	47.7%		$290.3	$208.2	39.4%

Non-GAAP selling, general and administrative expense	$37.4	$26.8	39.1%		$136.5	$101.0	35.1%
Commission expense	24.1	14.8	63.2%		86.0	57.7	49.0%
Change in contingent consideration payable	0.1	0.1	0.0%		0.2	2.2	-90.7%
Acquisition-related transaction costs	—	—	—		6.6	1.5	328.2%
Stock compensation expense	4.8	1.1	356.7%		14.0	4.4	218.3%
Selling, general and administrative expense	$66.4	$42.8	55.3%		$243.2	$166.8	45.8%

Non-GAAP EBITDA	$18.6	$12.6	47.7%		$67.8	$49.5	37.1%
Change in contingent consideration payable	(0.1)	(0.1)	0.0%		(0.2)	(2.2)	-90.7%
Depreciation	(3.4)	(2.7)	24.9%		(12.4)	(9.9)	24.7%
Amortization	(4.2)	(1.1)	274.8%		(11.7)	(3.9)	199.0%
Acquisition-related transaction costs	—	—	—		(6.6)	(1.5)	328.2%
Noncash interest expense	(1.8)	—	—		(4.9)	—	—
Term Loan B commitment fees (non-recurring interest expense)	—	—	—		(2.0)	—	—
Stock compensation expense	(4.8)	(1.1)	356.7%		(14.0)	(4.4)	218.3%
Cash interest expense	(1.6)	—	—		(4.3)	—	—
Other expense	—	0.0	-100.0%		(0.2)	(0.3)	-34.3%
Income taxes	(0.9)	(3.0)	-70.0%		(3.7)	(10.5)	-64.9%
Net income	$1.7	$4.7	-62.6%		$7.8	$16.8	-53.3%

Non-GAAP EBITDA margin	23.2%	23.2%	(0	)bps	23.4%	23.8%	(40	)bps
Effect of change in contingent consideration payable, depreciation, amortization, acquisition-related transactions costs and stock compensation expense	-15.6%	-9.1%	(647	)bps	-15.5%	-10.6%	(493	)bps
Operating margin (% of net revenue)	7.6%	14.1%	(647	)bps	7.9%	13.2%	(533	)bps

Non-GAAP operating income	$15.2	$9.9	53.9%		$55.4	$39.6	40.2%
Change in contingent consideration payable	(0.1)	(0.1)	0.0%		(0.2)	(2.2)	-90.7%
Amortization	(4.2)	(1.1)	274.8%		(11.7)	(3.9)	199.0%
Acquisition-related transaction costs	—	—	—		(6.6)	(1.5)	328.2%
Stock compensation expense	(4.8)	(1.1)	356.7%		(14.0)	(4.4)	218.3%
Operating income	$6.1	$7.6	-20.2%		$22.9	$27.5	-16.8%

Non-GAAP net income	$8.5	$6.0	42.1%		$32.5	$24.2	34.3%
Change in contingent consideration payable	(0.1)	(0.1)	0.0%		(0.2)	(2.2)	-90.7%
Amortization	(4.2)	(1.1)	274.8%		(11.7)	(3.9)	199.0%
Acquisition-related transaction costs	—	—	—		(6.6)	(1.5)	328.2%
Noncash interest expense	(1.8)	—	—		(4.9)	—	—
Term Loan B commitment fees (non-recurring interest expense)	—	—	—		(2.0)	—	—
Stock compensation expense	(4.8)	(1.1)	356.7%		(14.0)	(4.4)	218.3%
Income Taxes	4.1	0.9	374.0%		14.8	4.6	220.2%
Net income	$1.7	$4.7	-62.6%		$7.8	$16.8	-53.3%

Non-GAAP fully diluted EPS	$0.28	$0.25	11.3%		$1.16	$1.02	12.9%
Effect of change in contingent consideration payable, amortization, acquisition-related transaction costs, non cash interest expense, Term Loan B commitment fees and stock compensation expense, net of tax	(0.22)	(0.05)	291.7%		(0.88)	(0.31)	179.8%
Fully diluted EPS	$0.06	$0.20	-70.7%		$0.28	$0.71	-60.7%

Operating Metrics
Net revenue margin	19.7%	18.1%	159	bps	19.2%	17.7%	145	bps
Non-GAAP EBITDA margin (% of net revenue) (1)	23.2%	23.2%	—	bps	23.4%	23.8%	(40	)bps
Total employees	2,335	1,734	34.1%		2,335	1,734	34.1%
Sales employees and agents	1,620	1,122	43.6%		1,620	1,122	43.6%
Truckload (TL) revenue %	68.4%	53.5%	1,490	bps	63.8%	52.8%	1,107	bps
Less Than Truckload (LTL) revenue %	25.3%	36.5%	(1,116	)bps	29.4%	36.8%	(738	)bps
Intermodal revenue %	4.5%	5.9%	(144	)bps	4.9%	6.1%	(116	)bps

(1) See the “Non-GAAP Financial Measures” section of this Press Release for the definition and a discussion of each Non-GAAP financial measure.

2016 Full Year Guidance

“We expect full year 2016 total revenue to be in the range of $1.80 billion to $1.88 billion,” said Kyle Sauers, Chief Financial Officer of Echo.  “This range reflects revenue growth in the range of 19% to 24% over 2015, which implies significant volume growth in light of the decrease in fuel prices.”

Conference Call

A conference call, with accompanying presentation slides, will be broadcast live on February 4, 2016 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time). Doug Waggoner, Chairman and Chief Executive Officer, Dave Menzel, President and Chief Operating Officer, and Kyle Sauers, Chief Financial Officer, will host the call. To participate in the call, dial 877-303-6235 (toll free) or 631-291-4837 (toll) and reference “Echo Global Logistics.” To listen to a live webcast of the call, visit the Echo website at http://ir.echo.com. A replay of the webcast will be available for one year following the live webcast in the Investor Relations section of the Echo website. To listen to an audio replay, call 855-859-2056 (toll free) or 404-537-3406 (toll) and enter conference ID 27700340. The audio replay will be available through February 11, 2016.

Non-GAAP Financial Measures

This release includes the following financial measures defined as “Non-GAAP financial measures” by the Securities and Exchange Commission (the “SEC”): Net Revenue, Non-GAAP selling, general and administrative expense, Non-GAAP EBITDA, Non-GAAP EBITDA Margin, Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS. Net revenue is calculated as total revenue less transportation costs.  Non-GAAP selling, general and administrative expense is defined as selling, general and administrative expense excluding commission expense, changes in contingent consideration payable, acquisition-related transaction costs and stock compensation expense.  Non-GAAP EBITDA and Non-GAAP EBITDA Margin are defined as net income and operating margin, respectively, excluding the effects of changes in contingent consideration payable, depreciation, amortization, acquisition-related transaction costs, stock compensation expense, cash and noncash interest expense, other expense, Term Loan B commitment fees and income taxes.  Non-GAAP operating income is defined as operating income excluding changes in contingent consideration payable, amortization, acquisition-related transaction costs, and stock compensation expense.  Non-GAAP net income is defined as net income excluding changes in contingent consideration payable, amortization, acquisition-related transaction costs, stock compensation expense, noncash interest expense and Term Loan B commitment fees, net of their related tax impact.  Non-GAAP Fully Diluted EPS is defined as fully diluted EPS excluding changes in contingent consideration payable, amortization, acquisition-related transaction costs, noncash interest expense, stock compensation expense, Term Loan B commitment fees, net of their related tax impact. We believe such measures provide useful information to investors because they provide information about the financial performance of the Company’s ongoing business.

Net Revenue, Non-GAAP selling, general and administrative expense, Non-GAAP EBITDA, Non-GAAP EBITDA Margin, Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS are used by management in its financial and operational decision-making and evaluation of overall operating performance. These measures may be different from similar measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP financial measure, see “Reconciliation of Non-GAAP Financial Measures” included in this release.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015.

Echo Global Logistics, Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
REVENUE	$407,171,455	$300,026,847	$1,512,298,686	$1,173,382,760

COSTS AND EXPENSES
Transportation costs	327,079,650	245,787,063	1,222,035,371	965,165,330
Selling, general, and administrative expenses	66,417,277	42,779,249	243,214,264	166,812,670
Depreciation and amortization	7,570,294	3,815,780	24,142,527	13,876,079
INCOME FROM OPERATIONS	6,104,234	7,644,755	22,906,524	27,528,681
INTEREST / OTHER EXPENSE	(3,473,157)	(17,234)	(11,378,593)	(249,532)
INCOME BEFORE PROVISION FOR INCOME TAXES	2,631,077	7,627,521	11,527,931	27,279,149
INCOME TAX EXPENSE	(890,257)	(2,971,743)	(3,682,257)	(10,491,591)
NET INCOME	$1,740,820	$4,655,778	$7,845,674	$16,787,558

Basic net income per share	$0.06	$0.20	$0.29	$0.73
Diluted net income per share	$0.06	$0.20	$0.28	$0.71

Echo Global Logistics, Inc.

Condensed Consolidated Balance Sheets

	December 31,	December 31,
	2015	2014
	(unaudited)
Cash and cash equivalents	$56,522,194	$32,542,119
Accounts receivable, net of allowance for doubtful accounts	196,420,614	145,198,419
Other current assets	7,881,156	7,927,049
Total noncurrent assets	485,685,818	130,376,607
Total assets	$746,509,782	$316,044,194

Accounts payable	$103,985,783	$85,999,784
Other current liabilities	33,406,353	41,246,588
Convertible notes, net	196,659,354	—
Other noncurrent liabilities	17,208,718	6,923,644
Stockholders’ equity	395,249,574	181,874,178
Total liabilities and stockholders’ equity	$746,509,782	$316,044,194

Echo Global Logistics, Inc.

Condensed Consolidated Statements of Cash Flows

	Twelve Months Ended December 31,
	2015	2014
	(Unaudited)
Net cash provided by operating activities	$70,836,456	$32,362,545
Net cash used in investing activities	(405,139,891)	(48,923,687)
Net cash provided by (used in) financing activities	358,283,510	(3,403,299)
Increase (Decrease) in cash and cash equivalents	23,980,075	(19,964,441)
Cash and cash equivalents, beginning of period	32,542,119	52,506,560
Cash and cash equivalents, end of period	$56,522,194	$32,542,119

About Echo Global Logistics

Echo Global Logistics, Inc. (NASDAQ: ECHO) is a leading provider of technology-enabled transportation and supply chain management services. Headquartered in Chicago with more than 30 offices around the country, Echo offers freight brokerage and Managed Transportation solutions for all major modes, including TL, partial TL, LTL, intermodal, and expedited. Echo maintains a proprietary, web-based technology platform that compiles and analyzes data from its network of over 30,000 transportation providers to serve clients across a wide range of industries and simplify the critical tasks involved in transportation management. For more information on Echo Global Logistics, visit: www.echo.com.

ECHO: Earnings

INVESTOR RELATIONS CONTACTS:

Kyle Sauers

Chief Financial Officer

Echo Global Logistics

312-784-7695

Zach Jecklin

Director of Finance

Echo Global Logistics

312-784-2046

MEDIA CONTACTS:

Christopher Clemmensen

SVP of Marketing

Echo Global Logistics

312-784-2132